UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2017 (September 27, 2017)

Moody National REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55778	47-1436295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on September 27, 2017 (the “Closing Date”) of the following previously announced transactions: (i) the merger (the “REIT Merger”) of Moody National REIT I, Inc. ( “Moody I”) with and into Moody Merger Sub, LLC (“Merger Sub”), a wholly owned subsidiary of Moody National REIT II, Inc. (“Moody II” or the “Company”) and (ii) the merger (the “Partnership Merger”) of Moody National Operating Partnership I, L.P. (“Moody I Operating Partnership”), Moody I’s operating partnership, with and into Moody National Operating Partnership II, LP (“Moody II Operating Partnership”), the operating partnership of the Company, with Moody II Operating Partnership surviving the Partnership Merger as the “Surviving Partnership.” (The REIT Merger and the Partnership Merger are referred to together as the “Mergers.”)

The Mergers were completed pursuant to an Agreement and Plan of Merger, dated as of November 16, 2016, as amended by Amendment No. 1 thereto, dated August 9, 2017 (the “Merger Agreement”), by and among the Company, Moody II Operating Partnership, Moody National Advisor II, LLC (“Moody II Advisor”), Moody I, Moody I Operating Partnership, Merger Sub and Moody National Advisor I, LLC (“Moody I Advisor”).

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On September 27, 2017, Moody II Operating Partnership, as borrower, Moody II and certain of its subsidiaries, as guarantors, and KeyBank National Association (“KeyBank”), as agent and lender, entered into a term loan agreement (the “Term Loan Agreement”) (KeyBank, in its capacity as lender, together with any other lender institutions that may become parties thereto, “Lenders”). Pursuant to the Term Loan Agreement, Lenders have made a term loan to Moody II Operating Partnership in the principal amount of $70.0 million (the “Term Loan”). Capitalized terms used in this Item and not defined herein have the same meaning as in the Term Loan Agreement. The Company used proceeds from the Term Loan to pay the cash consideration in connection with the REIT Merger, other costs and expenses related to the Mergers and other corporate purposes.

The outstanding principal of the Term Loan will initially bear interest at either (i) 6.25% per year over the base rate, which is defined in the Term Loan Agreement as the greatest of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate,” (b) the then applicable LIBOR for a one month Interest Period plus one percent (1.00%), or (c) one half of one percent (0.5%) above the Federal Funds Effective Rate or (ii) 7.25% per year over the LIBOR rate for the applicable Interest Period, but upon reduction of the outstanding principal balance of the Term Loan to a specified level, the margins over the base rate or LIBOR rate will be reduced to 2.95% and 3.95%, respectively. As a condition to the funding of the Term Loan, Moody II Operating Partnership has entered into an interest rate cap arrangement with KeyBank that caps LIBOR at 1.75% until the initial Maturity Date with respect to $26.0 million of the principal of the Term Loan.

The Term Loan will mature on September 27, 2018, but can be extended for six months, to March 27, 2019, subject to satisfaction of certain conditions, including payment of an extension fee in the amount of 0.5% of the then outstanding principal amount of the Term Loan. The Outstanding Balance, together with any and all accrued and unpaid interest thereon, and all other Obligations, will be due on the Maturity Date. In addition, the Term Loan provides for monthly interest payments, for mandatory prepayments of principal from the proceeds of certain capital events, and for monthly payments of principal in an amount equal to the greater of (i) 50% of Moody II Operating Partnership’s Consolidated Net Cash Flow or (ii) $1,500,000. The Term Loan may be prepaid at any time, in whole or in part, without premium or penalty, as described in the Term Loan Agreement. Upon the occurrence of an event of default, the Lenders may accelerate the payment of the Outstanding Balance.

The Term Loan Agreement also contains various customary covenants, including but not limited to financial covenants, covenants requiring monthly deposits in respect of certain property costs, such as taxes, furniture, fixtures and equipment, and insurance, covenants imposing restrictions on indebtedness and liens, and restrictions on investments and participation in other asset disposition, merger or business combination or dissolution transactions.

The performance of the obligations of the Company under the Term Loan Agreement is secured by, among other things, mortgages on the Company’s hotel properties in Lyndhurst, New Jersey (the “Lyndhurst Property”) and Fort Worth, Texas (the “Fort Worth Property”) and by pledges of certain portions of the ownership interests in certain subsidiaries of the Moody II Operating Partnership. Pursuant to a Guaranty Agreement in favor of Keybank (the “Guaranty Agreement”), the Company and certain of its subsidiaries, including the owners of the Lyndhurst Property and Fort Worth Property, will be fully and personally liable for the payment and performance of the obligations set forth in the Term Loan Agreement and all other loan documents, including the payment of all indebtedness and obligations due under the Loan Agreement. Pursuant to an Environmental Indemnity Agreement (the “Environmental Indemnity”), the Company, Moody II Operating Partnership and certain of their subsidiaries, including the owners of the Lyndhurst Property and Fort Worth Property, (collectively, the “Indemnitors”) have agreed to jointly and severally indemnify and hold harmless the Lenders, as defined therein, their successors and assigns, their respective affiliate, parent and subsidiary corporations, and the respective officers, directors, employees and agents of any of the foregoing, from and against any losses, damages, costs, claims, suits or other liabilities of any nature that the Lender or any other indemnified party may suffer or incur as a result of, among other things, (1) any hazardous substances on, in, under or affecting the Lyndhurst Property or the Fort Worth Property or any surrounding property in violation of environmental law, (2) any violation by Indemnitors of any environmental law with respect to the Lyndhurst Property or the Fort Worth Property or any surrounding property, (3) any breach by the Indemnitors of any representation, warranty, or covenant under the Environmental Indemnity, or (4) costs of enforcing the Environmental Indemnity, including any costs of investigation or remediation.

The descriptions of the Term Loan Agreement, the Guaranty Agreement and the Environmental Indemnity in this Current Report on Form 8-K are summaries and are subject to, and qualified in their entirety by the terms of the Term Loan Agreement, the Guaranty Agreement and the Environmental Indemnity, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

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Amendment to Agreement of Limited Partnership

In connection with the Partnership Merger, the Agreement of Limited Partnership of the Moody II Operating Partnership was amended and restated as the Third Amended and Restated Limited Partnership Agreement (the “Moody II OP Amended Agreement”), which became the limited partnership agreement of the Surviving Partnership. The Moody II OP Amended Agreement provides that distributions to the Special Limited Partner, as defined in the Moody II OP Amended Agreement, may only be paid after former holders of limited partnership interests of Moody I Operating Partnership have received a cumulative annual return of 8.0%, which is equal to the same return to which such holders were entitled before distributions to the special limited partner of Moody I Operating Partnership could have been paid under the limited partnership agreement of Moody I Operating Partnership. Distributions to the Special Limited Partner may be paid once the current and future limited partnership interest holders of Moody II Operating Partnership (other than former holders of limited partnership interests in Moody I Operating Partnership) have received a cumulative annual return of 6.0%, which is equal to the same return to which such holders were entitled before distributions to the Special Limited Partner could be paid under the previous Agreement of Limited Partnership of the Moody II Operating Partnership. The rest of the terms of the Agreement of Limited Partnership of the Moody II Operating Partnership remain materially unchanged.

The description of the Moody II OP Amended Agreement in this Current Report on Form 8-K is a summary and is subject to, and qualified in its entirety by the terms of the Moody II OP Amended Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.  On the Closing Date, Moody II, Merger Sub and Moody I consummated the REIT Merger, pursuant to which Moody I merged with and into Merger Sub. The Certificate of Merger contemplated by the Merger Agreement was filed with the Secretary of State of Delaware (the “DE SOS”), and the Articles of Merger contemplated by the Merger Agreement were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and the REIT Merger was effective at 12:44 p.m. on the Closing Date (the “REIT Merger Effective Time”).

Also on the Closing Date, following the REIT Merger, Merger Sub was merged with and into Moody II pursuant to a “short form” merger under Maryland law (such transaction, the “Subsidiary Merger”). The Subsidiary Merger became effective at 2:17 p.m. pursuant to Articles of Merger filed with the SDAT and a Certificate of Merger filed with the DE SOS each with an effective date of September 27, 2017.

At the REIT Merger Effective Time, each issued and outstanding share of Moody I common stock, par value $0.01, per share that was issued and outstanding immediately prior to the REIT Merger Effective Time was converted into the right to receive either (i) 0.41 shares of Class A common stock of Moody II (plus cash in lieu of any fractional shares of Moody II) (the “Stock Consideration”) or (ii) $10.25 in cash.

On the Closing Date, Moody I Operating Partnership and Moody II Operating Partnership consummated the Partnership Merger, pursuant to which Moody I Operating Partnership merged with and into Moody II Operating Partnership.  The Certificate of Merger contemplated by the Merger Agreement was filed with the DE SOS, with an effective time of 1:01 p.m. (the “Partnership Merger Effective Time”).  The Certificate of Merger provided that the name of the Surviving Partnership is “Moody National Operating Partnership II, LP.”

At the Partnership Merger Effective Time, each issued and outstanding unit of limited partnership interest in Moody I Operating Partnership was automatically cancelled and retired and converted into 0.41 units of Class A units of limited partnership interest in the Surviving Partnership. Each unit of limited partnership interest in the Moody I Operating Partnership designated as a special partnership unit pursuant to the Moody I Operating Partnership’s limited partnership agreement was automatically cancelled and retired and ceased to exist. Each outstanding unit of limited partnership interest in Moody II Operating Partnership remained as one unit of limited partnership interest in the Surviving Partnership, and each unit of limited partnership interest in Moody II Operating Partnership designated as a special partnership unit pursuant to the limited partnership agreement of Moody II Operating Partnership remained as one special unit in the Surviving Partnership.

A total of approximately 3.65 million shares of Class A common stock of the Company will be issued and a total of approximately $44.7 million in cash will be paid to former stockholders of Moody I in connection with the REIT Merger, and former Moody I stockholders will own approximately 43% of the diluted common equity of the Company.

Termination Agreement

Concurrently with the entry into the Merger Agreement, the Company, Moody I, Moody I Operating Partnership, Moody I Advisor, Moody National Realty Company, LP (“Moody National Realty”) and Moody OP Holdings I, LLC (“OP Holdings”), the holder of all the outstanding special partnership units in Moody I Operating Partnership, entered into a termination agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, at the REIT Merger Effective Time, the amended and restated advisory agreement, dated August 14, 2009, among Moody I, Moody I Operating Partnership, Moody I Advisor and Moody National Realty (the “Moody I Advisory Agreement”) was terminated and Moody I subsequently paid Moody I Advisor a payment of $5,580,685 (the “Moody I Advisor Payment”). The Moody I Advisor Payment was a negotiated amount that represents a reduction in the disposition fee to which the Moody I Advisor could have been entitled and a waiver of any other fees that the Moody I Advisor would have been due under the Moody I Advisory Agreement in connection with the Mergers. In addition, pursuant to the Termination Agreement, Moody I Operating Partnership paid $613,751 to OP Holdings, which amount was the promote payment to which OP Holdings was entitled under the terms of the limited partnership agreement.

 Stockholder Servicing Coordination Agreement

As previously disclosed in connection with the Mergers, Moody II entered into a stockholder servicing coordination agreement (the “Stockholder Servicing Coordination Agreement”) with Moody Securities, LLC, its affiliated dealer manager (“Moody Securities”). Pursuant to the Stockholder Servicing Coordination Agreement, Moody II will pay Moody Securities certain stockholder servicing fees of up to $2.125 per share of the Company’s common stock issued as Stock Consideration in the REIT Merger, all of which will be re-allowed to broker-dealers that provide ongoing financial advisory services to the former stockholders of Moody I following the Mergers and entered into participating broker-dealer agreements with Moody Securities. The aggregate amount payable pursuant to the Stockholder Servicing Coordination Agreement will be approximately $7.0 million.

The foregoing description of the material relationships between Moody National Realty and its affiliates and the parties to the agreements described in this Current Report on Form 8-K is qualified in its entirety by reference to “The Merger—Interests of Moody I and Moody II Directors and Executive Officers in the Merger” section of the Proxy Statement/Prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) by Moody II on April 11, 2017.

Portfolio Information

Following the closing of the Mergers, the Company’s assets consist of (i) interests in 14 hotel properties with a total of 1,941 rooms located in six states and (ii) three notes receivable from related parties.

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Property Portfolio Following the Mergers

Property Name	Date Acquired	Location	Ownership Interest	Purchase Price(1)	Rooms	Mortgage Debt Outstanding(2)

Properties Previously Owned by Moody I

Woodlands Hotel
(Homewood Suites by Hilton)	November 8, 2012	The Woodlands, Texas	100%	$12,000,000	91	$9,277,504

Germantown Hotel
(Hyatt Place)	April 9, 2013	Germantown, Tennessee	100%	11,300,000	127	7,252,380

Charleston Hotel
(Hyatt Place)	July 2, 2013	North Charleston, South Carolina	100%	11,800,000	113	7,354,111

Austin Hotel
(Hampton Inn)	December 30, 2013	Austin, Texas	100%	15,350,000	123	10,957,875

Grapevine Hotel
(Residence Inn)	March 31, 2014	Grapevine, Texas	100%	20,500,000	133	12,658,197

Lyndhurst Hotel
(Marriott Courtyard)	September 30, 2014	Lyndhurst, New Jersey	(3)	33,322,000	227	30,533,867(5)

Austin Arboretum Hotel
(Hilton Garden Inn)	November 20, 2014	Austin, Texas	100%	29,250,000	138	18,854,090

Great Valley Hotel
(Hampton Inn)	March 27, 2015	Frazer, Pennsylvania	100%	11,000,000	125	8,180,205

Nashville Hotel
(Embassy Suites)	June 16, 2015	Nashville, Tennessee	100%	66,300,000	208	43,000,000

Homewood Suites Austin Hotel
(Homewood Suites)	August 3, 2015	Austin, Texas	100%	14,250,000	96	11,000,000

Fort Worth Hotel
(TownPlace Suites)	December 18, 2015	Fort Worth, Texas	(4)	7,301,887	95	6,969,610(5)

Houston Hotel
(Hampton Inn)	April 21, 2016	Houston, Texas	100%	8,000,000	119	4,656,016

Properties Previously Owned by the Company

Residence Inn Austin	October 15, 2015	Austin, Texas	100%	25,500,000	112	16,575,000

Springhill Suites Seattle	May 24, 2016	Seattle, Washington	100%	74,100,000	234	45,000,000
Totals				$339,973,887	1,941	$232,268,855

(1)	Excludes closing costs.

(2)	As of June 30, 2017.

(3)	The Lyndhurst Hotel is owned by MN Lyndhurst Venture, LLC, of which the Surviving Partnership is a member and holds 100% of the Class B membership interests therein.

(4)	The Fort Worth Hotel is owned by MN Fort Worth Venture, LLC, of which the Surviving Partnership is a member and holds 100% of the Class B membership interests therein.

(5)	The mortgage debt outstanding on the Fort Worth Hotel and the Lyndhurst Hotel properties was retired pursuant to loans from Moody II Operating Partnership to certain indirect subsidiaries of Moody I Operating Partnership. On August 15, 2017, Moody II Operating Partnership made a loan in the amount of $7,106,505.60 (the “Fort Worth Loan”) to an indirect subsidiary of Moody I Operating Partnership, which executed a promissory note evidencing the Fort Worth Loan in favor of Moody II Operating Partnership. On September 6, 2017, Moody II Operating Partnership made a loan in the amount of $30,647,570.07 (the “Lyndhurst Loan”) to an indirect subsidiary of Moody I Operating Partnership, which executed a promissory note evidencing the Lyndhurst Loan in favor of Moody II Operating Partnership. Both the Forth Worth Loan and the Lyndhurst Loan were paid off in connection with the Mergers.

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Notes Receivable Portfolio following the Mergers

MN TX II Note. On October 6, 2016, Moody II Operating Partnership originated a secured loan in the aggregate principal amount of $11,200,000, or the MN TX II note, to MN TX II, LLC, or MN TX II, a Texas limited liability company affiliated with Moody II Advisor. Proceeds from the MN TX II note were used by MN TX II solely to acquire a commercial property located in Houston, Texas. The MN TX note bears interest at a fixed per annum rate equal to 5.50%. The entire unpaid principal balance of the MN TX II note and all accrued and unpaid interest thereon and all other amounts due thereunder are due and payable on October 6, 2018.

Moody I Related Party Note. On August 21, 2015, Moody I originated a loan in the aggregate principal amount of $9,000,000, or the Moody I related party note, to Moody National DST Sponsor, LLC (“DST Sponsor”), a Texas limited liability company and affiliate of Moody National REIT Sponsor, LLC (the “Sponsor”). Proceeds from the Moody I related party note were used by DST Sponsor to acquire a commercial real property located in Katy, Texas. Interest on the outstanding principal balance of the Moody I related party note accrues at a fixed per annum rate equal to 12%. The entire unpaid principal balance of the Moody I related party note and all accrued and unpaid interest thereon and all other amounts due thereunder are due and payable in full on August 21, 2018.

Moody I Mezzanine Note. On April 29, 2016, Moody I originated a loan in the aggregate principal amount of $4,500,000, or the Moody I mezzanine note, to Moody National Realty Company, L.P., a Texas limited partnership and an affiliate of the Sponsor (“Moody Realty”). Proceeds from the Moody I mezzanine note were used by Moody Realty to acquire a multifamily real property located in Houston, Texas. The Moody I mezzanine note bears interest at a fixed per annum rate per annum equal to 10%. The entire unpaid principal balance of the Moody I mezzanine note and all accrued and unpaid interest thereon and all other amounts due thereunder are due and payable in full on the earlier of (1) April 30, 2018, or (2) upon 90 days’ written notice of acceleration of the maturity date by Moody I to Moody Realty.

The Merger Agreement, dated as of November, 2016, and previously filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K on November 17, 2016 and Amendment No. 1 to the Merger Agreement, dated as of August 9, 2017, and previously filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K on August 10, 2017, are both incorporated herein by reference. The foregoing description of the Merger Agreement, as amended, is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, as amended.

Item 2.03.

Creation of a Direct Financial Obligation.

The information discussed under Item 1.01 of this Current Report on Form 8-K under the heading Term Loan Agreement is incorporated by reference into this Item 2.03.

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Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Pursuant to the terms of the Merger Agreement, on September 27, 2017, the Company’s board of directors (the “Board”) appointed William H. Armstrong and John P. Thompson to serve as independent directors of the Company, effective as of September 27, 2017. Simultaneously with the appointments of Messrs. Armstrong and Thompson, the Board took action to increase the number of directors constituting the entire board from three to five directors pursuant to the Company’s bylaws. There are no related party transactions involving either of Messrs. Armstrong and Thompson that are reportable under Item 404(a) of Regulation S-K.

Messrs. Armstrong and Thompson, like the Company’s other independent directors, will participate in the Company’s independent directors compensation plan.

William H. Armstrong III (age 53) had served as one of Moody I’s independent directors since September 2008. Mr. Armstrong serves as Chairman of the Board, Chief Executive Officer and President of Stratus Properties Inc. (NASDAQ: STRS), a company engaged in the acquisition, development, management, operation and sale of commercial, hotel, entertainment, multifamily and single-family residential real estate properties located primarily in the Austin, Texas area. Mr. Armstrong has been employed by Stratus Properties since its inception in 1992, served as Chief Financial Officer and Chief Operating Officer of Stratus Properties from 1996 to 1998, and has served as Chairman of the Board, Chief Executive Officer and President of Stratus Properties since 1998. Prior to joining Stratus Properties, Mr. Armstrong was Vice President of Sonnenblick Goldman, a national real estate investment banking and advisory firm. Mr. Armstrong serves on the Finance Committee of the U.S. Green Building Council, a Washington, D.C.-based non-profit organization, and he has been active in the National Association of Real Estate Investment Trusts, or NAREIT, the Urban Land Institute and the Real Estate Council of Austin. Mr. Armstrong received his B.A. in Economics from the University of Colorado Denver.

The Company’s current board of directors, in approving Mr. Armstrong’s election pursuant to the Merger Agreement, has determined that Mr. Armstrong’s previous leadership positions, including directorships, with other organizations primarily engaged in investing in commercial real estate have provided Mr. Armstrong with the experience, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

John P. Thompson (age 54) had served as one of Moody I’s independent directors since September 2008. Mr. Thompson is the founder of PinPoint Commercial, L.P., which provides real estate services focusing on industrial, senior housing and medical related projects primarily in Texas. As CEO of Pinpoint Commercial, Mr. Thompson leads all investment and development activities for the firm and oversees the company’s financial and management operations. Prior to founding PinPoint Commercial in 1998, Mr. Thompson served as an industrial real estate broker with CB Richard Ellis, Inc. Mr. Thompson received his B.B.A. in Finance from the University of Texas at Austin.

The Company’s current board of directors, in approving Mr. Thompson’s election pursuant to the merger agreement, has determined that Mr. Thompson’s experience managing investments in industrial and retail properties and brokering industrial properties has provided Mr. Thompson with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

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Item 7.01.	Regulation FD Disclosure.

On September 28, 2017, the Company issued a press release announcing the closing of the Mergers. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release is deemed to have been furnished, and shall not be deemed to have been filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

Notice of Reinstatement of Share Repurchase Program

In connection with the Mergers, the Board reinstated the Company’s share repurchase program, effective at the REIT Merger Effective Time.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the Company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: market volatility; unexpected costs or unexpected liabilities that may arise from the transaction; the inability to retain key personnel; continuation or deterioration of current market conditions; and future regulatory or legislative actions that could adversely affect the Company. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The Company hereby confirms that it will file the financial statements required by this Item by amendment to this Current Report on Form 8-K on or before December 13, 2017, which date is within the period allowed to file such an amendment.

(b)  Pro Forma Financial Information.

The Company hereby confirms that it will file the pro forma financial information required by this Item by amendment to this Current Report on Form 8-K on or before December 13, 2017, which date is within the period allowed to file such an amendment.

(d)  Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Term Loan Agreement, dated as of September 27, 2017 by and among Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and Keybank National Association
10.2	Guaranty dated as of September 27, 2017 and executed and delivered for Keybank National Association by Moody National REIT II, Inc., MN REIT II TRS, Inc., Moody National 1 Polito Lyndhurst Holding, LLC, Moody National International-Fort Worth Holding, LLC, MN Lyndhurst Venture, LLC and MN Fort Worth Venture, LLC
10.3	Environmental Indemnity given as of September 27, 2017 by Moody National REIT II, Inc., MN REIT II TRS, Inc., Moody National Operating Partnership II, LP, Moody National 1 Polito Lyndhurst Holding, LLC, Moody National International-Fort Worth Holding, LLC, MN Lyndhurst Venture, LLC and MN Fort Worth Venture, LLC
10.4	Third Amended and Restated Limited Partnership Agreement of Moody National Operating Partnership II, LP dated as of September 27, 2017
99.1	Press release issued on September 28, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 28, 2017	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	Chief Executive Officer and President

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